EXHIBIT 10.8

                   Consulting Agreement dated January 1, 2001
                               with Sherwood LLC





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                                    EXHIBIT 1




                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement"), made this 1st day of January 2001 is entered into by International Plastics and Equipment Corporation, a Pennsylvania Corporation, (the "Company"), and Sherwood LLC, a Massachusetts Limited Liability Company, (the "Consultant").


                                  INTRODUCTION

     The Company desires to retain the services of the Consultant and the Consultant desires to perform certain services for the Company. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

     1. SERVICES. The Consultant agrees to perform the consulting, advisory and related services specified on SCHEDULE A to this Agreement at such times and in such manner as shall be mutually agreed from time to time by the Company and the Consultant. The Consultant shall render the services to be provided hereunder in good faith and with diligence. Although this Agreement does not require any specific time commitment from the Consultant, the Consultant shall devote such time as is reasonably necessary in order to perform its duties under this Agreement in a professional manner.

     2.   TERM.  This  Agreement  shall  commence  on   January  1,  2001   (the
          "Commencement Date") and shall continue until the third anniversary date of this Agreement.

     3.   COMPENSATION.

               3.1 INITIAL CONSULTING FEE. The Company shall pay to the Consultant a consulting fee of $50,000.00 per annum during the consultation Period, payable in equal monthly installments on or before the tenth day of each month.

               3.2 MEDICAL COVERAGE. The Company, shall at its sole cost and expense, provide full 100% medical, hospitalization, dental and ophthalmology coverage for Fred Wakelin and his immediate family.

     4. COOPERATION. The Consultant shall use its best efforts in the performance of its obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Consultant to perform his obligations hereunder. The Consultant's personnel shall cooperate with the Company's personnel, shall not interfere with the conduct of the Company's business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.

     5.   PROPRIETARY INFORMATION.

               5.1   PROTECTED INFORMATION

                     (a) The Consultant acknowledges that its relationship with the Company is one of high trust and confidence and that in the course of service to the Company the Consultant will have access to and contact with Proprietary Information. The Consultant agrees that it will not, during the Consultation Period or at any time


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                           thereafter, disclose to  others,  or  use for its own
                           benefit or the benefit of others except the Company, and Proprietary Information or Invention.

                     (b) For purposes of this Agreement, the term "Proprietary Information" shall mean all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company, including, without limitation, any Invention, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial information, budget, and list that is communicated to, learned of, developed or otherwise acquired by the Consultant in the course of his service as a consultant to the Company.

                     (c) The Consultant's obligations under this Section 5.1 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Consultant or others of the terms of this Section 5.1, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of the Board of Directors of the Company.

                     (d) Upon termination of this Agreement or at any other time upon request by the Company, the Consultant shall promptly deliver to the company all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such material) relating to the business of the Company.

                     (e) The Consultant acknowledges that the Company from time to time may have agreements with other persons, entities or governmental agencies that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Consultant agrees to be bound by all such obligations and restrictions that are know to it and take all action necessary to discharge the obligations or the Company under such agreements.

               5.2 NON-COMPETITION. During the term of this Agreement, the Consultant shall not, without the prior written consent of the Company, for its own account or on behalf of any other person or entity, directly or indirectly, either as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any business that engages, as its primary business, in the manufacture or sale of products directly competitive with the principal products provided or offered by the Company, except that nothing contained herein shall preclude the Consultant from purchasing or owning stock in any such competitive business if such stock is publicly traded.

               5.3 REMEDIES. The Consultant acknowledges that any breach of the provisions of this Section 5 shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Consultant agrees, therefore, that, in addition to any other remedy I may have, the Company shall be entitled to enforce the specific performance of this Agreement by the

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                     Consultant  and  to  seek  both  temporary   and  permanent
                     injunctive relief (to the extent permitted by the law) without the necessity of proving actual damages.

     6. TERMINATION FOR CAUSE. The Company shall have the right to terminate this Agreement for Cause prior to the expiration of the Consulting Period. The term "Cause" as used herein shall mean the persistent failure of the Consultant to perform its duties in accordance with the terms of this Agreement or the performance of such duties in a grossly negligent manner. In the event the Company desires to terminate this Agreement for Cause, the Company shall give the Consultant written notice of its intent to terminate, which notice shall set forth the reasons for such termination, and this Agreement shall be terminated 30 days after the date on which the Consultant receives such notice unless, prior to the expiration of such 30-day period, the consultant has remedied the situation that gave rise to the Cause for termination. In the event of termination under this Section 6, the Consultant shall be entitled to receive the monthly installment of the consulting fee, pro-rated through the effective date of termination.

     7. INDEPENDENT CONTRACTOR STATUS. The Consultant shall perform all services under this Agreement as an "independent contractor" and neither the Consultant nor any of the Consultant's personnel shall be an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the company in any manner.

     8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     9. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

     10.  GOVERNING  LAW.  This  Agreement shall  be construed, interpreted  and
          enforced   in  accordance  with  the  laws  of  the  Commonwealth   of
          Pennsylvania.

     11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provide, however, that the obligations of the Consultant are personal and shall not be assigned by him.

     12.  MISCELLANEOUS.

          12.1 No delay or omission by the Company in exercising any right right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          12.2   The   captions   of  the  sections  of   this Agreement are for
                 convenience of reference only an no way define, limit or affect the scope or substance of any section of this Agreement.

          12.3 In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

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                                   SCHEDULE A

Sherwood-LLC will provide IPEC with the following consulting services:

     1. Assist in the career development of IPEC's Chief Financial Officer, ("CEO").
                  A.  Provide guidance in preparation of annual budgets
                  B.  Assist in the development of management reporting systems
                  C. Teach the discounted cash flow technique for analyzing options
                  D. Assist in establishing internal controls for capital expenditures and purchasing.

     2.    Provide an analysis of the options for the Brewton facility.

     3. Assist in the search for either investment banking or venture capital contacts.

     4.    Develop a three year financial plan with IPEC CFO.

     5.    Assist  in  the  modification,  development  and  implementation   of
           consistent and fair policies, rules, regulations and grievance procedures for the workforce.

     6.    Continue to foster the development of cost savings programs.

     7. Initiate a program of continuous improvement in the manufacturing department.

     8. Audit the Workers Compensation bills for accuracy. Recommend any corrective action to manufacturing management.

     9. Assist in the modification and development of wage scales, job classifications, incentive plans and bonus systems for the workforce.

    10. Work with IPEC CFO to coordinate a weekly telephone conference call of all available management and consulting personnel.

    11. Meet with IPEC CFO at the Brewton facility for two days during the 2001 year to analyze to operation from a financial perspective.

    12. Meet with IPEC staff at the New Castle facility at least twice a year for four days each visit. The visits will take place in the July/August/September and November/December time periods.

    13. Attend four Board Meetings annually, -one each in Naples, FL and Boston, MA and two in New Castle, PA.


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